Exhibit 10.1

SETTLEMENT AGREEMENT THIS SETTLEMEN T AGREEMENT (the “Agreement”) is made and entered into as of May 19 , 2026 (the “Effective Date”), by and between 1800 DIAGONAL LENDING LLC (“ 1800 ”), a Virginia limited liability company having a place of business located at 1800 Diagonal Road, Suite 641 , Alexandria, Virginia 22314 , on the one hand, and NATURE'S MIRACLE HOLDING INC, a corporation formed and existing pursuant to the laws of the State of Delaware and having a principal place of business located at 3281 E . Guasti Road, Ste . 175 , Ontario, California 91761 (“NMHI” or “the Company”), on the other hand . 1800 and NMHI are referred to herein collectively as the “Settling Parties . ” WHEREAS, NMHI, as borrower, made, executed and delivered to 1800 a convertible promissory note dated July 30 , 2025 , in the principal amount of $ 90 , 200 (the “July Note”) pursuant to a certain Securities Pumhase Agreement (the “SPA”) which provided for, among other things, conversion rights in and to NMHI's common stock ; and, WHEREAS, NMHI, as borrower, made, executed and delivered to 1800 a promissory note dated September 19 , 2025 in the principal amount of $ 155 , 610 (the “September Note”) pursuant to a certain Securities Purchase Agreement (the “SPA”) which provided for, among other things, conversion rights in and to NMHI's common stock upon the default in the installment payments ; and, WHEREAS, NMHI, as borrower, made, executed and delivered to 1800 a promissory note dated October 1 , 2025 in the principal amount of $ 112 , 800 (the “October Note”) pursuant to a certain Securities Purchase Agreement (the “SPA”) which provided for, among other things, conversion rights in and to NMHI's common stock upon the default in the installment payments ; and,

WHEREAS, NMHI, as borrower, made, executed and delivered to 1800 a promissory note dated December 10 , 2025 in the principal amount of $ l 26 , 360 (the “December Note”) (the July Note, the September Note, the October Note and the December Note are collectively referred to as “the Notes”) pursuant to a certain Securities Purchase Agreement (the “SPA”) which provided for, among other things, conversion rights in and to NMHI's common stock upon the default in the installment payments ; and, WHEREAS, NMHI defaulted in its obligations under the Notes inter afio: (1) by failing to make a monthly payment due on March 30, 2026 under the September Note and by failing to make full and timely installment payments due under the October Note and (2) by being unable to maintain the requisite share reserves under the Notes; and, WHEREAS, in part based upon the foregoing, 1800 served a notice of default upon NMHI on April 16 , 2026 ; and, WHEREAS, by virtue of NMHI's default, 1800 is entitled to default amounts as provided for under the Notes, together with default interest, of 22 % per annum ; and, WHEREAS, as a result of NMHI's default, NMHI is presently indebted to 1800 under the Notes in the amount of $ 791 , 323 . 32 together with accrued interest and default interest as provided for in the Notes ; and, WHEREAS, on April 30 , 2026 1800 commenced an action entitled 1800 Diagonal Lendf'ng LLC v . Nature’s Miracle Holding Inc . , in the United States District Court for the Eastern District of Virginia, Alexandria Division, under Case No . 1 : 26 - cv - 01165 - LMB - WBP (the “Action”) for enforcement of the Notes and the action was assigned to the Hon . Leonie M . Brinkema for adjudication ; and, - 2 -

WHEREAS, simultaneously with the filing of the Action, 1800 moved the Court for a temporary restraining order and preliminary injunction requiring NMHI to restore and maintain share reserves as provided for in the Notes together with a prohibition directing NMHI not to transfer, issue or convey any shares of its common stock pending the restoration of the required share reserves ; and, WHEREAS, by Order dated May 8 , 2026 , Judge Brinkema granted 1800 ’s motion in its entirety ; and, WHEREAS, 1800 and NMHI have elected to amicably resolve the Action without further litigation upon the terms and conditions set forth in this Agreement ; NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is stipulated and agreed, by and among the undenigned, that the claims asserted in the Action are fully and finally settled upon the following terms and conditions : l . Incorporation of WHEREAS Clauses . The WHEREAS Clauses set forth above are reiterated hereat and incorporated into this Agreement . 2. Settlement Amount. In full and final settlement of all claims asserted, or which could have been asserted, in the Action, NMHI acknowledges that 1800 has bona fide claims in the total aggregate amount inclusive of default amounts of Seven Hundred Ninety - One Thousand Three Hundred Twenty - Three Dollars and Thirty - Two Cents ($791,323.32) together with interest and default interest (the “Debt Amount”). NMHI hereby acknowledges the validity of the Debt Amount, without defense, reduction or set - off. The Parties have agreed to settle the disputes for the sum of Five Hundred Seventy - Five Thousand Dollars and 00/100 Cents - 3 -

( $ 575 , 000 ) (the “Settlement Amount”), in full satisfaction of NMHI's obligation under the Notes, subject to the terms and conditions of this Agreement : a . Pursuant to this paragraph, NMHI agrees to pay the Settlement Amount by a combination of making payments as provided for herein together with permitting 1800 to exercise its conversion rights under the Notes . b, The Settlement Amount, to wit : $ 575 , 000 , will be repaid by NMHI as follows : (i) from the Settlement Amount, the sum of $ 35 , 000 shall be attributable to the payment of the July Note and 1800 shall be permitted to exercise its conversion rights as provided for in the July Note ; (ii) from the Settlement Amount, the sum of $ 225 , 000 shall be attributable to the payment of the September Note and NMHI shall pay the sum of $ 50 , 000 on or before July 15 , 2026 and a like sum of $ 50 , 000 on or before August 15 *, September IS*, October 15 *, and the sum of $ 25 , 000 on or before November 15 , 2026 ; (iii) from the Settlement Amount the sum of $ 100 , 000 shall be attributable to the payment of the October Note and NMHI agrees to pay the sum of $ 50 , 000 within five (5) business days after the execution of this Agreement and the additional sum of $ 50 , 000 on or before June 15 , 2026 ; and (iv) from the Settlement Amount the sum of $ 2 l 5 , 000 shall be attributable to the payment of the December Note and 1800 shall be permitted to exercise its conversion rights as provided for in the December Note . Provided that there is strict compliance with the terms and conditions of this subparagraph, the Debt Amount will be satisfied in full . All payments provided for in this Agreement are agreed to be “time is of the essence . ” The first $ 50 , 000 payment due within five (5) business days after execution of this Agreement is an absolute condition of this Agreement and shall not be subject to any notice or cure period . After that first payment has been timely made, NMHI shall be entitled to written notice and a five (5) business day opportunity to cure for no more than two (2) late or missed - 4 -

payments . Any failure to timely make the first payment, any failure to cure a late or missed payment within the applicable five (5) business day cure period, or any third late or missed payment shall constitute an immediate default under this Agreement, entitling 1800 to exercise all default remedies provided herein . All payments made pursuant to this Agreement shall be made by wire transfer in accordance with the following wiring instructions : Bank Name: United Bank Fairfax Bank Address: 11185 Fairfax Road, Fairfax, VA 22030 Routing Number: 056004445 Beneficiary Account Number: 86475980 Beneficiary: 1800 Diagonal Lending LLC Mailing Address: 1800 Diagonal Road, Suite 623, Alexandria, VA 22314 c. In order for this Agreement to become viable, in addition to the full execution of this Agreement, NMHI acknowledges that Continental Stock Transfer and Trust Company is its present transfer agent and both the Company and the Transfer Agent have executed a Letter of Authorization and Instructions (“T/A Letter”) which inter alia, established share reserves for the sole and exclusive benefit of 1800 . NMHI acknowledges that at present the Company does not have sufficient aUthorized shares to be reserved for the sole and exclusive benefit of 1800 which would permit 1800 to exercise its conversion rights under the Notes and, more particularly, to effectuate the payment of the July and December Notes . d. NMHI acknowledges that pursuant to the terms of the existing Notes, SPA's and prior T/A Letters executed by NMHI, 1800 in its sole discretion shall have the right to request both NMHI and its present or future transfer agents to increase the share reserves in accordance with the terms and provisions of the Notes and SPA's . e. The Parties agree that should NMHI terminate Continental Stock Transfer and Trust Company during the period of time that any of the Settlement Amount remains - 5 -

outstanding that NMHI recognizes that it is a material aspect of this settlement, that NMHI will obtain a fully executed T/A Letter from any future replacement transfer agent who shall be bound by the terms and conditions of the existing T/A Letters including the establishment and maintenance of 1800 ’s share reserves . f . 1800 and NMHI have agreed to the settlement terms and conditions and believe that they are procedurally and substantively fair to 1800 and NMHI such that are willing to enter into this Settlement Agreement . In addition, NMHI's Board of Directors has considered the proposed settlement and has resolved that its terms and conditions are fair to, and in the best interest of, NMHI and its shareholders . 3. Share Reserve . The Parties acknowledge that pursuant to the Notes and companion loan documents the total aggregate Share Reserve held for the exclusive benefit of 1800 by NMHI's present transfer agent Continental Stock Transfer and Trust Company is appropriate . The Settling Parties acknowledge that the amount of Share Reserve for 1800 ’s benefit shall be increased to comply with the reserve requirements provided for in the Notes . a. Those reserves will be subject to adjustment by future conversions issued against the Notes, and NMHI agrees to deposit with its current and any future transfer agent such additional shares of common stock as may be necessary so that the total amount of shares (the “Settlement Shares”) shall at all times equal four times the number of shares actually issuable upon full conversion of the Notes, as calculated in accordance with the terms of the Notes . b. Upon the execution of this Agreement, NMHI shall immediately place the sum of 222 , 000 , 000 shares of common stock in reserve with its transfer agent for the sole and exclusive benefit of 1800 .

c. NMHI agrees to obtain an increase in its authorized share capital sufficient to satisfy the reserve requirements necessary to convert the Settlement Amount by utilizing the formula as contained in the Notes, and to reserve those shares for 1800 ’s sole and exclusive benefit on or before July 31 , 2026 . “Time is of the essence” as to this obligation . NMHI further acknowledges that the amount of share reserves may vary from time to time and be subject to increase depending upon the closing bid price of NMHI stock . NMHI acknowledges its obligation to further increase the share reserves in order to comply with NMHI's obligation under the Notes . d. Upon the timely payment of the Settlement Amount, whether by payment or the conversion process, all reserves then held for the benefit of 1800 pursuant to this Agreement, will be released and returned to the Company and the Notes will be deemed cancelled . 4. Conversions . 1800 shall have the absolute right to exercise its rights of conversion and may publicly sell its shares acquired through the conversion of the Notes pursuant to the terms of the Notes and as provided in this Settlement Agreement . a. All shares subject to this Agreement will be subject to irrevocable instructions and authorizations delivered to the Transfer Agent, Continental Stock Transfer and Trust Company, and to any and all future transfer agents designated by NMHI. b. The rights of 1800 to engage in and complete this convenion process as set forth in the Notes are a material element of this Agreement . Accordingly, the Parties agree that the Court shall specifically retain jurisdiction for the purpose of enforcing this Agreement in accordance with its terms . - 7 -

5. Default . In the event that NMHI defaults in its performance of any of its obligations under this Settlement Agreement, whether by failing to make timely payments, failing to deposit or increasing its share reserves or otherwise, it is agreed that without further notice 1800 shall have the right to (i) enter a money judgment against NMHI for the full amount sued for in the Action, giving NMHI credit for all sums received by 1800 whether by payment or conversion, upon the entry of the judgment ; and (ii) that NMHI agrees to the issuance of a Permanent Affirmative Injunction, authorizing 1800 to continue to convert which shall remain in fiill force and effect until 1800 shall have received payment in full due under the Notes and/or judgment . The default shall be confirmed by an affidavit filed by 1800 ’s attorney setting forth the event of default and the amount of outstanding indebtedness remaining which affidavit shall constitute sufficient basis for the entry ofjudgment hereunder . 6. Terms and Provisions of the Note are Incorporated in this Settlement Agreement bv Reference . All of the terms, provisions and conditions contained in the respective Note and the T/A Letter are incorporated into this Settlement Agreement by reference . Upon the payment in full of the Settlement Amount pursuant to paragraph 2 , the Notes shall be deemed cancelled, and shall be returned to NMHI, which shall be marked as “Paid”, and the Action shall be dismissed . 7. Retention of Jurisdiction . The Settling Parties acknowledge that the Court in which the Action is pending shall retain jurisdiction to enforce this Agreement . 8. Prepayment Rights . At any time both NMHI or a third party on NMHI's behalf shall have the right to prepay the then outstanding Settlement Amount in full, without penalty, provided that NMHI is not in default at the time of prepayment . - 8 -

9. Entire Agreement. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the Settling Parties and supersedes and replaces all prior negotiations, proposed agreements, written or oral . Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein . This Agreement supersedes and revokes all previous negotiations, arrangements, letters of intent, representations, whether oral or written, contracts and agreements between the Settling Parties, or their respective representatives, excluding the SPA's and the Notes . 10. Modifications . This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto . I l . Legal Representation . The Settling Parties acknowledge that they have had the opportunity to retain independent counsel of their own choosing and that NMHI was afforded the opportunity to have reviewed and discussed the terms and provisions of this Agreement with their counsel and that they are entering into this Agreement freely and of their own will and have not been coerced or promised anything in order to induce their signatures other than as is contained in this Agreement . (a) 1800 Diagonal Lending LLC Brian A. Richman, Esq. Katherine Maddox Davis, Esq. Gibson Dunn & Crutcher LLP 2001 Ross Ave., Ste. 2100 Dallas, TX 75201 - 2923 - 9 -

brichman@gibsondunn.com kdavis@gibsondunn.com Michael C. Whitticar, Esq. Nova IP Law PLLC 155 Broadview Ave., Ste. 200 Warrington, VA 20186 mikew@novaiplaw.com 12. Specific Representations : (a) 1800 represents and warrants that it has not sold, transferred or assigned the Notes, or any portion thereof, and is holder thereof. (b) NMHI represents and warrants that it has the full authority to enter into this Agreement. 13. General Representations . All parties acknowledge and represent that : (a) they have read this Agreement ; (b) they clearly understand the Agreement and each of its terms ; (c) they fully and unconditionally consent to the terms of this Agreement ; (d) they have had the benefit and advice of counsel of their own selection ; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress ; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person ; (g) the consideration received by them has been actual and adequate ; and (h) that they have the authority to enter into this Agreement . Each party agrees that it will bear and be solely responsible for its own fees and expenses . 14. Severability . Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement . - 10 -

15. No Presumption Against Drafter . This Agreement shall be construed without regard to any presumptions against the party causing the same to be prepared . 16. No Waiver . The failure to strictly enforce any or all of the terms of this Agreement by any party hereto shall not be construed as and shall not result in a waiver of any party's right to strictly enforce any and all of the terms and conditions of this Agreement, despite the prior failure to strictly enforce the terms and conditions of this Agreement . 17. Governing Law . This Agreement shall be governed by and construed pursuant to the laws of the Commonwealth of Virginia, without regard to its choice of law principles . 18. Counterparts . This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument . Facsimile or electronic signatures shall be deemed original signatures for the purposes of this Settlement Agreement . 19. SEC and Rule 144 Compliance . In order to permit 1800 to exercise its conversion rights under the notes, NMHI reaffirms its obligation to remain compliant with its filing obligations until the Settlement Amount, or in the case of a default, the Debt Amount or Judgment Amount, whichever is greater, is paid in full . 1800 DIAGONAL LE LLC By: Name: Curt Kramer Title: Managing Member NATURE'S MIRACLE HOLDING INC. By: Name: Tie (James) Li Title: Chief Executive Officer